FORM OF LETTER TO CLIENTS OF BANKS AND BROKERS

OFFER TO PURCHASE FOR CASH

All of the Class B Preferred Shares of Croff Enterprises, Inc.,

Except those Class B Preferred Shares Owned by Offerors or their Affiliates at a Purchase Price of $3.00 Per Share.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE, UNLESS EXTENDED, AT 12:00 MIDNIGHT, MOUNTAIN TIME, ON JULY 29, 2005 (THE "EXPIRATION DATE").

June 15, 2005

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, June 15, 2005 and the related Letter of Transmittal in connection with the offer by Jensen Development Company and C.S. Finance L.L.C., (the "Offerors") both of which are wholly owned by Gerald L. Jensen ("Mr. Jensen"), President and Chairman of the Board of Croff Enterprises, Inc. The Offerors are offering to purchase all of the Class B Preferred Stock (the "Preferred B" shares) of Croff Enterprises, Inc. at a price of $3.00 per share, net to the seller in cash.

Subject to the terms and conditions of the Offer, the Offerors will purchase all Preferred B shares, except their own, from all shareholders who properly tender their shares and do not withdraw them prior to the Expiration Date. The Offer is not conditioned on any minimum number of Preferred B shares being collectively tendered. However, there are certain conditions to the Offer. See Section 5 of the Offer to Purchase.

        We are the owner of record of shares held for your account. Therefore, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares we hold for your account.

        Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the offer. We call your attention to the following:

        1. The purchase price is $3.00 per share, cash net to the seller, subject to the terms and conditions set forth in the offer to purchase and the related Letter of Transmittal.

        2. The offer is not conditioned on any minimum number of shares collectively being tendered pursuant to the offer.

        3. The offer will expire at 12:00 midnight, Mountain Time, on July 29, 2005, unless subsequently extended by the Offerors.

        4. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on Offerors purchase of shares pursuant to the offer.

        If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached instruction form.

SHAREHOLDER INSTRUCTION FORM TO BROKERS

OFFER TO PURCHASE FOR CASH

All of the Class B Preferred Shares of Croff Enterprises, Inc.,

Except those Class B Preferred Shares Owned by Offerors or their Affiliates at a Purchase Price of $3.00 Per Share.

         The undersigned acknowledge(s) receipt of your letter and the enclosed

Offer to Purchase, dated June 15, 2005, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "Offer." The Offer is for all outstanding Preferred B shares of Croff Enterprises, Inc., at a price of $3.00 net cash to seller. All shares properly tendered and not properly withdrawn will be purchased at the purchase price, without interest, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to Offerors the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the Offer.

        Number of shares to be tendered by you for the account of the undersigned:

        _________________ shares**(If you own 100 shares or less, you must tender all or none of your shares)

         ** UNLESS OTHERWISE INDICATED, ALL OF THE SHARES, HELD FOR THE ACCOUNT WILL BE TENDERED.

.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGNATURE BOX

Signature(s)______________________________

Dated ______________________________

Name(s) and Address(es)______________________________

____________________________________________________

Area Code and telephone Number ______________________________

Taxpayer Identification or Social Security Number ______________________________